Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-209595 on Form F-1 of Ferroglobe PLC of our report dated August 26, 2015, relating to the financial statements of Globe Specialty Metals, Inc. and the effectiveness of Globe Specialty Metals, Inc.’s internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the headings “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Miami, Florida

July 1, 2016